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                                                     EXHIBIT 22.1



                   SUBSIDIARIES OF Fortel INC.



1.   Fortel Inc. (formerly Zitel Corporation)
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

2.   Fortel Inc. (formerly Datametrics Systems Corporation)
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

3.   Fortel (UK) Limited (formerly Datametrics Systems Limited)
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

4.   Fortel GmbH
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

5.   Fortel BV (formerly Datametrics BV)
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

6.   Datametrics Systems SAS (will be changed to Fortel SAS)
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

7.   Fortel AG
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

8.   Fortel Holding AG
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

9.   Zitel Export Corporation
     46832 Lakeview Boulevard
     Fremont, CA  94538-6543

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